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                                                                    EXHIBIT 4.1

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                         REGISTRATION RIGHTS AGREEMENT

         THIS REGISTRATION RIGHTS AGREEMENT (the "Agreement") is made and entered into effective as of the _____ day of __________, 1997, by and among Tapistron International, Inc., a Georgia corporation ("Company"), and ___________________, a shareholder of the Company acquiring shares pursuant to an offering dated _____________, 1997 (the "Purchaser").

                              W I T N E S S E T H:

         THAT FOR AND IN CONSIDERATION of the premises and the mutual promises and covenants contained herein, and for other good and valuable consideration, the receipt, adequacy and sufficiency of which is hereby acknowledged by all of the parties hereto, the parties, intending to be legally bound, agree as follows:

         WHEREAS, the Company has offered for sale a maximum of 16,666,666 shares of its common stock, $.0004 par value at a purchase price of $.15 per share (the "Shares").

         WHEREAS, the Purchaser has purchased the Shares pursuant to the Offering by the Company.

         NOW, THEREFORE, FOR AND IN CONSIDERATION of the premises and the mutual promises and covenants contained herein, and for other good and valuable consideration, the receipt, adequacy and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

         1.1 Certain Definitions. As used in this Agreement, the following terms shall have the following respective meanings:

         "Commission" shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

         "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, or any successor federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

         "Holder" or "Holders" shall mean the Purchaser which holds Registrable Securities or Shares and any person holding Registrable Securities or Shares to whom the rights under this Section 8 have been transferred in accordance with
Section 1.10 hereof.

         "Initiating Holders" shall mean Purchaser or transferees of Purchaser under Section 1.10 hereof who in the aggregate are Holders of not less than 30% of the Registrable Securities in the event of a registration pursuant to
Section 1.2 hereof, or not less than 15% of the Registrable Securities in the event of a registration pursuant to Section 1.4 hereof.

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         "Registrable Securities" means all shares of Common Stock of the
Company which any Holder shall acquire at any time.

         The terms "register," "registered" and "registration" refer to a registration effected by preparing and filing with he Commission a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement.

         "Registration Expenses" shall mean all expenses, except Selling Expenses as defined below, incurred by the Company in complying with Sections 1.5, 1.6 and 1.7 hereof, including, without limitation, all registration, qualification and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for the Company, blue sky fees and expenses, the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company which shall be paid in any event by the Company) and the reasonable fees and disbursements of counsel for the Holders.

         "Securities Act" shall mean the Securities Act of 1933, as amended, or any successor federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

         "Selling Expenses" shall mean all underwriting discounts, selling commissions and stock transfer taxes applicable to the securities registered by the Holders and, except as set forth in the definition of Registration Expenses, all reasonable fees and disbursements of counsel for any Holder.

         1.2 Requested Registration.

         (a) Request for Registration. In case the Company shall receive from Initiating Holders a written request that the Company effect a registration under the Securities Act with respect to not less then 20% of the Registrable Securities, the Company will:

                  (i) promptly give written notice of the proposed registration, qualification or compliance to all other Holders; and

                  (ii) as soon as practicable, use its best efforts to effect such registration (including, without limitation, appropriate qualification under applicable blue sky or other state securities laws and appropriate compliance with applicable regulations issued under the Securities Act and any other governmental requirements or regulations) as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Registrable Securities as are specified


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                  in such request, together will all or such portion of the
                  Registrable Securities of any Holder or Holders joining in such request as are specified in a written request received by the Company within 20 days after receipt of such written notice from the Company;

                  Provided, however, that the Company shall not be obligated to take any action to effect any such registration, qualification or compliance pursuant to this Section 1.2:

                  (A) Prior to three months after the effective date of the Company's first registered public offering of its stock; or at any time prior to the third anniversary of this Agreement;

                  (B) If the Company has effected a registration pursuant to this subparagraph 1.2(a) or subparagraph 1.4(a) within the previous 12 month period, and such registration has been declared or ordered effective;

                  (C) If the Company, within ten (10) days of the receipt of the request of the Initiating Holders, gives notice of its bona fide intention to effect the filing of a registration statement with the Commission within ninety (90) days of receipt of such request (other than with respect to a registration statement relating to a Rule 145 transaction, an offering solely to employees or any other registration which is not appropriate for the registration of Registrable Securities), in which case the Holders will have their rights to join in such registration pursuant to Section 1.3 hereof; or

                  (D) If the Company shall furnish to such Holders a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors of the Company it would be seriously detrimental to the Company or its shareholders for a registration statement to be filed in the near future, in which case the Company's obligation to use its best efforts to register, qualify or comply under this Section 1.2 shall be deferred for a period not to exceed 120 days from the date of receipt of the written request from the Initiating Holders.

                  Subject to the foregoing clauses (A) through (D), the Company shall file a registration statement covering the Registrable Securities so requested to be registered as soon as practicable after receipt of the request or requests of the Initiating Holders.


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         (b) Underwriting. In the event that a registration pursuant to this
Section 1.2 is for a registered public offering involving an underwriting, the Company shall so advise the Holders as part of the notice given pursuant to
Section 1.2(a)(i). In such event, the right of any Holder to registration pursuant to this Section 1.2 shall be conditioned upon such Holder's participation in the underwriting arrangements required by this Section 1.2, and the inclusion of such Holder's Registrable Securities in the underwriting to the extent requested shall be limited as provided herein.

         The Company shall (together with all Holders proposing to distribute their securities through such underwriting) enter into an underwriting agreement in customary form with the managing underwriter(s) selected for such underwriting by a majority in interest of the Initiating Holders, but subject to the Company's reasonable approval. Notwithstanding any other provision of this Section 1.2, if the managing underwriter(s) advise(s) the Initiating Holders in writing that marketing factors require a limitation of the number of shares to be underwritten, then the Company shall so advise all Holders participating and the number of shares of Registrable Securities that may be included in the registration and underwriting shall be allocated among all Holders thereof in proportion, as nearly as practicable, to the respective amounts of Registrable Securities held by such Holders at the time of filing the registration statement. No Registrable Securities excluded from the underwriting by reason of the underwriters' marketing limitation shall be included in such registration. To facilitate the allocation of shares in accordance with the above provisions, the Company or the underwriters may round the number of shares allocated to any Holder to the nearest 100 shares.

         If any Holder disapproves of the terms of the underwriting, such person may elect to withdraw therefrom by written notice to the Company, the managing underwriter and the Initiating Holders. The Registrable Securities so withdrawn shall also be withdrawn from registration, and such Registrable Securities shall not be transferred in a public distribution prior to 90 days after the effective date of such registration, or such other shorter period of time as the underwriters may require. The Company may include shares of Common Stock held by shareholders other than Holders in a registration statement pursuant to Section 1.2 or 1.3 if, and to the extent that, the amount of Registrable Securities otherwise includible in such registration statement would not thereby be diminished.

         1.3 Company Registration.

         (a) Notice of Registration. If at any time or from time to time the Company shall determine to register any of its securities, either for its own account or the account of a security holder or


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holders, other than (i) a registration relating solely to employee benefit plans or (ii) a registration relating solely to a Commission Rule 145 transaction, or (iii) any other registration which is not appropriate for the registration for the Registerable Securities for sale to the public, the Company will:

                  (i)  promptly give to each Holder written notice thereof;
                  and

                  (ii) include in such registration (and any related qualification under blue sky laws or other compliance), and in any underwriting involved therein, all the Registrable Securities specified in written request or requests, made within 20 days after receipt of such written notice from the Company, by any Holder.

         (b) Underwriting. If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise the Holders as a part of the written notice given pursuant to Section 1.3(a)(i). In such event the right of any Holder to registration pursuant to Section 1.3 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company and any other shareholders distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the managing underwriter selected for such underwriting by the Company. Notwithstanding any other provision of this Section 1.3, if the managing underwriter determines that marketing factors require a limitation of the number of shares to be underwritten, the managing underwriter may limit the Registrable Securities that may be included in the registration and underwriting shall be allocated among all Holders in proportion, as nearly as practicable, to the respective amounts of Registrable Securities held by such Holders at the time of filing the registration statement. Under no circumstances, however, may the underwriter limit the amount of Registrable Securities included in such registration and underwriting to less than an amount equal to 20% of the amount of all the Company's securities included within such registration and underwriting in the case of the Company's first registered offering of securities, or to less than an amount equal to 35% of the Company's securities included in any subsequent registration and underwriting. To facilitate the allocation of shares in accordance with the above provisions, the Company may round the number of shares allocated to any Holder or other shareholder to the nearest 100 shares. If any Holder or other shareholder disapproves of the terms of any such underwriting, he may elect to withdraw therefrom by written notice to the Company and the managing underwriter. Any securities excluded or withdrawn


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from such underwriting shall be withdrawn from such registration, and sell not be transferred in a public distribution prior to 90 days after the effective date of the registration statement relating thereto, or such other shorter period of time as the underwriters may require. The Company may include shares of Common Stock held by shareholders other than Holders in a registration statement pursuant to Section 1.2 or 1.3 if, and to the extent that, the amount of Registrable Securities otherwise includible in such registration statement would not thereby be diminished.

         (c) Right to Terminate Registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this Section
1.3 prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration.

         1.4 Registration on Form S-3.

         (a) If any Initiating Holder requests that the Company file a registration statement on Form S-3 (or any successor form to Form S-3) for a public offering of the Registrable Securities the reasonably anticipated aggregate price to the public of which, net of underwriting discounts and commissions, would exceed $250,000, and the Company is then entitled to use Form S-3 under applicable Commission rules to register the Registrable Securities for such an offering, the Company shall use its best efforts to cause such Registrable Securities to be registered for the offering on such form and to cause such Registrable Securities to be qualified in such jurisdictions as the Holder or Holders may reasonably request. The substantive provisions of Section 1.2(b) shall be applicable to each registration initiated under this Section 1.4.

         (b) Notwithstanding the foregoing, the Company shall not be obligated to take any action pursuant to this Section 1.7: (i) if the Company, within ten
(10) days of the receipt of the request of the Initiating Holders, gives notice of its bona fide intention to effect the filing of a registration statement with the Commission within ninety (90) days of receipt of such request (other than with respect to a registration statement relating to a Rule 145 transaction, an offering solely to employees or any other registration which is not appropriate for the registration of Registrable Securities); (ii) during the period starting with the date sixty (60) days prior to the Company's estimated date of filing of, and ending on the date six (6) months immediately following, the effective date of any registration statement pertaining to securities of the Company (other than a registration of securities in a Rule 145 transaction or with respect to an employee benefit plan), provided that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective; or (iii) if the Company shall furnish to such Holder a certificate signed by the President


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of the Company stating that in the good faith judgment of the Board of
Directors it would be seriously detrimental to the Company or its shareholders for registration statements to be filed in the near future, then the Company's obligation to use its best efforts to file a registration statement shall be deferred for a period not to exceed 120 days from the receipt of the request to file such registration by such Holder.

         1.5 Limitations on Subsequent Registration Rights. From and after the Closing Date, the Company shall not enter into any agreement granting any holder or prospective holder of any securities of the Company registration rights with respect to such securities unless (i) such new registration rights, including standoff obligations, are either subordinate to or on a pari passu basis with those rights of the Holders hereunder; and (ii) such new registration rights, including standoff obligations, are approved by the Holders of not less than two-thirds of the Registrable Securities.

         1.6 Expenses of Registration. All Registration Expenses incurred in connection with any registration, qualification or compliance pursuant to this Agreement shall be borne by the Company; provided however that the Company shall not be required to pay for expenses of any registration begun pursuant to
Section 1.2 or Section 1.4 hereof in which case the expenses shall be shared, pro rata, by the shareholders participating in such registration. Further, the Company shall not be required to pay any Selling Expenses.

         1.7 Registration Procedures. In the case of each registration, qualification or compliance effected by the Company pursuant to this Section 8, the Company will keep each Holder advised in writing as to the initiation of each registration, qualification and compliance and as to the completion thereof. At its expense the Company will:

         (a) Cause such registration to remain effective for one hundred eighty
(180) days or until the Holders have completed the distribution described in the registration statement relating thereto, whichever occurs first;

         (b) Enter into a written underwriting agreement in customary form and substance reasonably satisfactory to the Company, the Holders and the managing underwriter or underwriters of the public offering of such securities, if the offering is to be underwritten in whole or in part;

         (c) Furnish to the Holders participating in such registration and to the underwriters of the securities being registered such reasonable number of copies of the registration statement, preliminary prospectus, final prospectus and such other documents


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as such underwriters may reasonably request in order to facilitate the public offering of such securities;

         (d) Use its best efforts to register or qualify the securities covered by such registration statement under such state securities or blue sky laws of such jurisdictions as such participating Holders may reasonably request within ten (10) days prior to the original filing of such registration statement, except that the Company shall not for any purpose be required to execute a general consent to service of process or to qualify to do business as a foreign corporation in any jurisdiction where it is not so qualified;

         (e) Notify the Holders (or if they have appointed an attorney-in-fact, such attorney-in-fact) participating in such registration, promptly after it shall receive notice thereof, of the time when such registration statement has become effective or a supplement to any prospectus forming a part of such registration statement has been filed;

         (f) Notify such Holders or their attorney-in-fact promptly of any request by the Commission for the amending or supplementing of such registration statement or prospectus or for additional information;

         (g) For a period of one hundred eighty (180) days following the effective date of such Registration Statement, prepare and file with the Commission promptly upon the request of any such Holders, any amendments or supplements to such registration statement or prospectus which, in the reasonable opinion of counsel for such Holders, is required under the Securities Act or the rules and regulations thereunder in connection with the distribution of the Registrable Securities by such Holders;

         (h) For a period of one hundred eighty (180) days following the effective date of such Registration Statement, prepare and promptly file with the Commission, and promptly notify such Holders or their attorney-in-fact of the filing of, such amendment or supplement to such registration statement or prospectus as may be necessary to correct any statements or omissions if, at the time when a prospectus relating to such securities is required to be delivered under the Securities Act, any event has occurred as the result of which any such prospectus or any other prospectus as then in effect would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in light of the circumstances in which they were made;

         (i) For a period of one hundred eighty (180) days following the effective date of such Registration Statement, in case any such Holders or any underwriter for any such Holders is required to


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deliver a prospectus at a time when the prospectus then in effect may no longer be used under the Securities act, prepare promptly upon request such amendment or amendments to such registration statement and such prospectuses as may be necessary to permit compliance with the requirements of the Securities Act;

         (j) Advise such Holders or their attorney-in-fact, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the Commission suspending the effectiveness of such registration statement or the initiation or threatening of any proceeding for that purpose and promptly use its best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued; and

         (k) At the request of any such Holder, furnish on the effective date of the registration statement and, if such registration includes an underwritten public offering, at the closing provided for in the underwriting agreement, an opinion, dated each such date, of the counsel representing the Company for the purposes of such registration, addressed to the underwriters, if any, and to the Holder or Holders making such request, covering such matters with respect to the registration statement, the prospectus and each amendment or supplement thereto, proceedings under state and federal securities laws, other matters relating to the Company, the securities being registered and the offer and sale of such securities as are customarily the subject of opinions of issuer's counsel provided to underwriters in underwritten public offerings, and
(ii) to the extent the Company's accounting firm is willing to do so, a letter dated each such date, from the independent certified public accountants of the Company, addressed to the underwriters, if any, and to the Holder or Holders making such request, stating that they are independent certified public accountants within the meaning of the Securities Act and that in the opinion of such accountants the financial statements and other financial data of the company included in the registration statement or the prospectus or any amendment or supplement thereto comply in all material respects with the applicable accounting requirements of the Securities Act, and additionally covering such other financial matters, including information as to the period ending not more than five (5) business days prior to the date of such letter with respect to the registration statement and prospectus, as the underwriters or such requesting Holder or HOlders may reasonably request.

         1.8 Information by Holder. The Holder or Holders of Registrable Securities included in any registration shall promptly furnish the Company such information regarding such Holder or Holders, the Registrable Securities held by them and the distribution proposed by such Holder or Holders as the Company may request in writing and as shall be required in connection with any


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registration, qualification or compliance referred to in this Section 1.

         1.9 Indemnification.

         (a) The Company will indemnify each Holder, each of its officers, directors and partners, and each person controlling such Holder within the meaning of Section 15 of the Securities Act, with respect to which registration, qualification or compliance has been effected pursuant to this
Section 8, and each underwriter, if any, and each person who controls any underwriter within the meaning of Section 15 of the Securities Act, against all expenses, claims, losses, damages or liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, offering circular or other document, or any amendment or supplement thereto, incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or any violation by the Company of the Securities Act or any rule or regulation promulgated under the Securities Act applicable to the Company in connection with any such registration, qualification or compliance, and the Company will reimburse each such Holder, each of its officers and directors, and each person controlling such Holder, each such underwriter and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission or alleged untrue statement or omission, made in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by such Holder, controlling person or underwriter and stated to be specifically for use therein.

         (b) Each Holder will, if Registrable Securities held by such Holder are included in the securities as to which such registration, qualification or compliance is being effected, indemnify the Company, each of its directors and officers, each underwriter, if any, of the Company's securities covered by such a registration statement, each person who controls the Company or such underwriter within the meaning of Section 15 of the Securities Act, and each other such Holder, each of its officers and directors and each person controlling such Holder within the meaning of Section 15 of the Securities Act, against all claims, losses, damages and liabilities (or action in respect thereof) arising out

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of or based on (i) any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company, such Holders, such directors, officers, persons, underwriters or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by such Holder and stated to be specifically for use therein; or (ii) any violation by such Holder of the Securities Act or any rule or regulation promulgated under the Securities Act applicable to Holder in connection with any such registration, qualification or compliance. Notwithstanding the foregoing, the liability of each Holder under this subsection (b) shall be limited to an amount equal to the initial public offering price of the shares sold by such Holder, unless such liability arises out of or is based on willful conduct by such Holder.

         (c) Each party entitled to indemnification under this Section 1.9 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Part, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such party's expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 8 unless the failure to give such notice is materially prejudicial to an Indemnifying Party's ability to defend such action and provided further, that the Indemnifying Party shall not assume the defense for matters as to which there is a conflict of interest or separate and different defenses. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include saw an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.


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         1.10 Transfer of Registration Rights. The rights to cause the Company to register securities granted Purchaser under Sections 1.2, 1.3 and 1.4 may be assigned to a transferee or assignee reasonably acceptable to the company in connection with any transfer or assignment of Registrable Securities by Purchaser provided that: (i) such transfer may otherwise be effected in accordance with applicable securities laws, and (ii) such assignee or transferee acquires at least 10% of the Registrable Securities. Notwithstanding the foregoing, the rights to cause the Company to register securities may be assigned to any constituent partner of Purchaser without compliance with item
(ii) above, provided written notice thereof is promptly given to the Company.

         1.11 Standoff Agreement. Each Holder agrees, so long as such Holder holds at least five percent (5%) of the Company's outstanding voting equity securities, in connection with the initial public offering of the Company's securities that, upon request of the Company or the underwriters managing an underwritten offering, not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any Registrable Securities (other than those included in the registration) without the prior written consent of the Company or such underwriters, as the case may be, for such period of time (not to exceed one hundred eighty (180) days) from the effective date of such registration as may be requested by the underwriters; provided, that the officers and directors of the Company who own stock of the Company also agree to such restrictions.

         1.12 Notice of Proposed Transfers. The holder of each certificate representing Restricted Securities, by acceptance thereof, agrees to comply in all respects with the provisions of this Section 1.4. Prior to any proposed sale, assignment, transfer or pledge of any Restricted Securities (other than (i) transfers not involving a change in beneficial ownership or (ii) transactions involving the distribution without consideration of Restricted Securities by any of the Purchasers to any of its partners, or retired partners, or to the estate of any of its partners or retired partners), unless there is in effect a registration statement under the Securities Act covering the proposed transfer, the holder thereof shall give written notice to the Company of such holder's intention to effect such transfer, sale, assignment or pledge. Each such notice shall describe the manner and circumstances of the proposed transfer, sale, assignment or pledge in sufficient detail, and shall be accompanied, at such holder's expense by either (i) an unqualified written opinion of legal counsel who shall be, and whose legal opinion shall be, reasonably satisfactory to the Company addressed to the Company, to the effect that the proposed transfer of the Restricted Securities may be effected without registration under the Securities Act, or (ii) a "no action" letter from the Commission to the effect that the transfer of such securities without registration will not result in


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a recommendation by the staff of the Commission that action be taken with respect thereto, whereupon the holder of such Restricted Securities shall be entitled to transfer such Restricted Securities in accordance with the terms of the notice delivered by the holder to the Company. Each certificate evidencing the Restricted Securities Transferred as above provided shall bear, except if such transfer is made pursuant to Rule 144, the appropriate restrictive legend set forth in Section 1.3 above, except that such certificate shall not bear such restrictive legend if in the opinion of counsel for such holder and the Company such legend is not required in order to establish compliance with any provision of the Securities Act. Notwithstanding the foregoing, each Purchaser agrees that it will not request that a transfer of the Restricted Securities be made (or that the legend described in Section 1.3 be removed from the certificate evidencing the Restricted Securities) solely in reliance on Rule 144(k) under the Securities Act until the Company has been subject to the reporting requirements under the Exchange Act for a period of 90 days.

         2.1      Miscellaneous.


                  (a) Prior Agreements. This Agreement shall supersede all other understandings or agreements, written or oral, among the parties hereto with respect to the subject matter hereof.

                  (b) Expenses. All fees, commissions and expenses incurred by the Company in connection with the Offering or the negotiation of this Agreement and the consummation of the transactions contemplated herein, including the fees and expenses of counsel, shall be borne by Purchaser.

                  (c) Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

                  (d) Amendment. This Agreement may be amended or modified only by an instrument in writing signed by all of the parties hereto. The parties may, by written agreement signed by the parties hereto, or in the case of a waiver, by the parties waiving compliance, (i) terminate or extend the time for the performance of any of the obligations or other acts of the parties hereto, or (ii) waive compliance with or modify any of the provisions of this Agreement. No modification of this Agreement or waiver of any provision hereof or default hereunder shall affect the right of any party thereafter to enforce any other provision or to exercise any right or remedy in the event of any default, whether or not similar.

                  (e) Governing Law. This Agreement and the legal relationships among the parties hereto shall be governed by and construed in accordance with the laws of the State of Georgia.

                  (f) Headings. The headings of the sections and subparagraphs contained in this Agreement are for the convenience of reference only and do not form a part hereof and in no way modify the meaning of such sections or subparagraphs. Any number of counterparts of this Agreement may be signed and delivered and each shall be considered an original and together shall constitute one agreement. All information given by any party hereto to any other party, unless otherwise publicly available, shall be considered confidential and shall be used only for the purpose intended. Variations among pronouns shall not be relied upon in the interpretation of this Agreement and the singular number shall include the plural, and each gender shall include the other or neuter, as the context may require.

                  (g) Notices. All notices, requests, demands or other communications hereunder shall be in writing and shall be deemed to have been properly given or served by personal delivery or by depositing with Federal Express or in the U.S. Mail, postage prepaid, and addressed to the appropriate addressee set forth below. Each notice shall be effective upon being personally delivered to Federal Express or upon being deposited in the U.S. Mail. By giving prior written notice thereof, any party shall have the right from time to time and at any time to change its respective address.

TO THE COMPANY:

         Mr. Gary L. Coulter, Secretary
         Tapistron International, Inc.

With a copy to:

         Mr. Chester J. Hosch
         Schreeder, Wheeler & Flint
         127 Peachtree Street, N.E.
         Suite 1600
         Atlanta, GA 30303

TO PURCHASER:

         ------------------------
         ------------------------
         ------------------------

                  (h) Assignment. Purchaser shall have the right to assign its interest in this contract to another party only with the express written consent of the Company.

                  (i) Consents to be Obtained. Each of the parties hereto agree that they will use their best efforts to obtain all consents, certificates, permits, actions and approvals of all third parties required as conditions to or otherwise to carry out the transactions contemplated in this Agreement.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

                                     COMPANY:

                                     TAPISTRON INTERNATIONAL, INC.


                                BY:
                                     ----------------------------------
                                     J. Darwin Poe
                                     President/CEO


                           ATTEST:   ----------------------------------
                                     Gary L. Coulter
                                     Secretary            [Corporate Seal]

                                     PURCHASER:



                                     ----------------------------------



Sworn to and subscribed before
me this ____ day of _______, 1997.


------------------------------
NOTARY PUBLIC